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                        STERLING CHEMICALS HOLDINGS, INC.
                                  EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATION
                  (Amounts in thousands, except per share data)


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
                                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                         JUNE 30,                       JUNE 30,
                                                                  ----------------------        ----------------------
                                                                    2000          1999            2000          1999
                                                                  --------      --------        --------      --------
     BASIC EARNINGS PER SHARE

Weighted average number of shares of common
  stock outstanding                                                 12,690        12,516          12,651        12,469

Net income (loss)                                                 $    575      $(16,415)       $ (6,486)     $(54,335)
Less: preferred dividend requirements and accretion                   (751)         (672)         (2,208)       (1,975)
Plus: depreciation (appreciation) of value of Released Shares         (431)           --            (431)        1,048
                                                                  --------      --------        --------      --------
Net loss used in basic loss per share                             $   (607)     $(17,087)       $ (9,125)     $(55,262)
                                                                  ========      ========        ========      ========
     BASIC LOSS PER SHARE                                         $  (0.05)     $  (1.37)       $  (0.72)     $  (4.43)
                                                                  ========      ========        ========      ========

     DILUTED EARNINGS PER SHARE

Weighted average number of shares of common
stock outstanding                                                   12,690        12,516          12,651        12,469

Net income (loss)                                                 $    575      $(16,415)       $ (6,486)     $(54,335)
Less: preferred dividend requirements and accretion                   (751)         (672)         (2,208)       (1,975)
Plus: depreciation (appreciation) of value of Released Shares         (431)           --            (431)        1,048
                                                                  --------      --------        --------      --------
Net loss used in diluted loss per share                           $   (607)     $(17,087)       $ (9,125)     $(55,262)
                                                                  ========      ========        ========      ========
         DILUTED LOSS PER SHARE                                   $  (0.05)     $  (1.37)       $  (0.72)     $  (4.43)
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